Exhibit 10.1
Execution Copy

REGISTRATION RIGHTS AGREEMENT
by and between
PENSON WORLDWIDE, INC.
and
SCHONFELD SECURITIES, LLC
dated as of November 20, 2006

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of the 20th day of November, 2006, by and between Penson Worldwide, Inc., a Delaware corporation (the “Company”), and Schonfeld Securities, LLC, a New York limited liability company (the “Investor”).
RECITALS
          WHEREAS, SAI Holdings, Inc., a subsidiary of the Company, and the Investor are parties to the Asset Purchase Agreement; and
          WHEREAS, in order to induce the Investor to enter into the Asset Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern the rights of the Investor to cause the Company to register shares of Common Stock issuable to the Investor pursuant to the Asset Purchase Agreement, and shall govern certain other matters as set forth in this Agreement;
          NOW, THEREFORE, the parties hereby agree as follows:
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Agreement:
          1.1 “Asset Purchase Agreement” means that certain Asset Purchase Agreement by and between SAI Holdings, Inc., a Texas corporation and subsidiary of the Company, and Schonfeld Securities, LLC, a New York limited liability company, dated as of the date hereof.
          1.2 “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.
          1.3 “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
          1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.5 “Excluded Registration” means a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan or an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.
          1.6 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.
          1.7 “GAAP” means generally accepted accounting principles in the United States.
          1.8 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act, the closing of which occurred on May 22, 2006.
          1.9 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
          1.10 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
          1.11 “Registrable Securities” means the Common Stock issuable or issued to Schonfeld Securities, LLC (or to Schonfeld Group Holdings LLC as its designee as permitted pursuant to the terms of the Asset Purchase Agreement) pursuant to the Asset Purchase Agreement and any shares of Common Stock hereinafter acquired by Schonfeld Securities, LLC (or by Schonfeld Group Holdings LLC as its designee) from the Company (including by way of a stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, subdivision, combination, merger, consolidation, restructuring or other reorganization); excluding in all cases, however, any Registrable Securities for which registration rights have terminated pursuant to Section 3 of this Agreement; provided, however, that the shares of Common Stock issuable or issued to Schonfeld Securities, LLC (or to Schonfeld Group Holdings LLC as its designee) by the Company shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement.
          1.12 “Registrable Securities then outstanding” means the number of shares determined by adding the Common Stock outstanding and the Common Stock issuable pursuant to then exercisable or convertible securities that are Registrable Securities.
          1.13 “SEC” means the Securities and Exchange Commission.
          1.14 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

          1.15 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
          1.16 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.17 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.
          1.18 “Term” means the shorter of (i) the ten (10) year period following the final Conversion Date, and (ii) the termination of a Clearing Agreement between PFSI and any of Schonfeld & Company LLC, Opus Trading Fund LLC, Quantitative Trading Strategies LLC and Wheatley Capital Series Fund LLC if such termination is due to an uncured breach by any such Introducing Broker of its Clearing Agreement.
          1.19 For all purposes of this Agreement, the term “Investor” shall mean Schonfeld Securities, LLC, any person or entity designated by Schonfeld Securities, LLC to be issued the Common Stock pursuant to the Asset Purchase Agreement and any person or entity to whom Schonfeld Securities, LLC or any such designee transfer the shares of Common Stock.
     2. Registration Rights. The Company covenants and agrees as follows:
          2.1 Demand Registration.
               (a) If at any time after December 15, 2006, the Company receives a request from the Investor that the Company effect a registration of the Registrable Securities for an anticipated aggregate offering price, net of Selling Expenses, in excess of $15 million, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Investor, file a registration statement under the Securities Act covering all Registrable Securities that the Investor requested to be registered, subject to the limitations of Section 2.1(b).
               (b) Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than six (6) months after the request of the Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.
               (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is using good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations upon the demand of the Investor; or (iii) unless the Company is then eligible to file such registration on Form S-3. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Investor withdraws its request for such registration after a registration statement pertaining to such request has been filed with the SEC, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.
          2.2 Company Registration.
               (a) If at any time or times, the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly (but not later than sixty (60) days prior to the anticipated initial filing date) give the Investor written notice of such registration. Upon the request of the Investor given within twenty (20) days after such notice is given by the Company, the Company shall determine in good faith whether or not to register all or any part of the Registrable Securities that the Investor has requested to be included in such registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 2.2, including all registration, filing, qualification, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that should the Investor participate in such offering, the Investor shall bear and pay its pro rata share of all Selling Expenses incurred relating to the Registrable Securities registered in addition to any and all fees and disbursements of any counsel or other professionals retained by the Investor related to such offering.
               (b) The Company shall have the right in its sole discretion to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not the Investor has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company. Notwithstanding the foregoing, if the Company’s decision to terminate or withdraw a registration initiated by it is primarily based upon the anticipated offering price of the securities to be sold by the Company, then upon the request of the Investor, the Company shall promptly complete any such registration for the benefit of the Investor; provided that the Investor shall bear all expenses related thereto that would otherwise be borne by the Company in accordance with this Section 2.2.

               (c) Notwithstanding anything herein to the contrary, the Investor shall have the right to withdraw any or all of the Registrable Securities from any registration filed by the Company prior to the effective date of such registration. If the Investor withdraws or otherwise decides not to include any or all of the Registrable Securities in any registration filed by the Company pursuant to this Section 2.2, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration or registrations as may be initiated by the Company (including any registration effected by the Company for its own account or for stockholders other than the Investor) with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          2.3 Underwriting Requirements.
               (a) If, pursuant to Section 2.1, the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request. The underwriter will be selected by the Company and shall be reasonably acceptable to the Investor. The Investor shall (together with the Company as provided in Section 2.4(f)) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting.
               (b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not have a material adverse effect upon the success of the offering by the Company.
          2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, reasonably promptly:
               (a) before filing a registration statement or prospectus included in such registration statement or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, furnish to the Investor copies of all such documents proposed to be filed, which documents will be subject to the review of the Investor and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Investor shall reasonably object in writing, provided that such written objection is based on information concerning the Investor and sets forth in reasonable detail the basis for such objection;
               (b) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for such period of time as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed six (6) months;
               (c) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement and, as requested by the Investor, if in the written opinion of counsel for the Investor (a copy of which shall be delivered to the Company) such amendment or supplement is required or advisable under the Securities Act in connection with the distribution of the Registrable Securities by the Investor (provided that if any such amendment or supplement requested by the Investor is required as a result of information concerning the Investor not theretofore disclosed to the Company, the Investor shall reimburse all reasonable costs and expenses of the Company incurred in connection with the filing of such amendment or supplement);
               (d) cause the prospectus to be supplemented by any required prospectus supplement and cause any such supplement and all related filings to be made with the SEC as required by Rule 424 under the Securities Act and furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition of Registrable Securities;
               (e) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
               (g) notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;
               (h) after such registration statement becomes effective, promptly notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus;
               (i) promptly notify the Investor of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, the Investor and the Company shall each immediately cease to use such registration statement or prospectus for any purpose;

               (j) promptly notify the Investor after receiving notice of, or obtaining knowledge of, the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose, and use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if any stop order should be issued;
               (k) cause all Registrable Securities registered pursuant to this Agreement to be listed on the securities exchange on which the Common Stock of the Company is then listed;
               (l) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and
               (m) use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration (or the effective date of the registration statement, if the registration is not underwritten): (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the Investor, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the Investor or their respective counsel; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to the Investor, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.
          2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.
          2.6 Expenses of Registration. Except as set forth in Section 2.2, all reasonable expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all Selling Expenses, registration, filing, qualification, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Investor; provided, however, that should the Company elect to allow additional parties to participate in any such offering, then all such expenses shall be borne by the sellers in such offering pro rata to the number of shares of Common Stock sold by each party in the offering. The Company may request that the Investor provide a reasonable deposit of funds with the Company in anticipation of the expenses the Company may incur in connection with any such registration.
          2.7 Delay of Registration. The Investor shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
          2.8 Reports Under Exchange Act. With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the date hereof;
               (b) use commercially reasonable efforts, including voluntarily registering the Common Stock under Section 12 of the Exchange Act, to qualify for registration on Form S-3 for the sale of the Registrable Securities, and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (c) furnish to the Investor, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time such Registrable Securities so qualify), the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).
     3. Termination of Registration Rights. The right of the Investor to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2, shall terminate upon the earliest of:
               (a) the expiration of the Term; or
               (b) such time as, after the four-year anniversary of the last Conversion Date, the Investor shall no longer hold (x) at least five percent (5.0%) of the Common Stock, as measured on a fully-diluted basis, or (y) Registrable Securities with a fair market value in excess of $15 million.

     4. Confidential Information. The Investor agrees to keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4 by the Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information: (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 4; provided, that in no event shall the Investor provide such information to any third party engaged in, or anticipating engagement in, a Competitive Business: (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Investor in the ordinary course of business, provided that the Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; and/or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
     5. Miscellaneous.
          5.1 Governing Law; Jurisdiction; Waiver of Jury Trial.
               (i) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.
               (ii) To the fullest extent permitted by applicable law, each party hereto (a) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court of competent jurisdiction sitting in New York County in the State of New York or Dallas County in the State of Texas, depending upon the location of the principal office of the initial defendant, and not in any other state or federal court in the United States of America or any court in any other country, (b) agrees to submit to the exclusive jurisdiction of such courts described in clause (a) for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (c) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court or any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

               (iii) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS AND FOR ANY COUNTERCLAIM RELATING THERETO.
          5.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          5.3 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
          5.4 Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth in the Asset Purchase Agreement, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 5.4.
          5.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
          5.6 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
          5.7 Entire Agreement. This Agreement, together with the Asset Purchase Agreement (including any Schedules and Exhibits hereto and/or thereto) and the Ancillary Agreements constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
          5.8 Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Company or the Investor. No assignment of this Agreement by the Investor shall be valid unless the Company consents to such an assignment in writing, provided that such consent shall not be unreasonably withheld or delayed.
          5.9 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          5.10 Indemnification.
               (a) To the fullest extent permitted by Law, the Company will indemnify, defend and hold harmless the Investor, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Investor or any such controlling Person may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any prospectus prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law; and the Company will pay to the Investor or such controlling Person any legal or other expenses reasonably incurred in connection with investigating or defending against any such Losses or proceedings; provided, however, that the indemnity obligation contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such Losses or proceedings if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such Losses or proceedings to which the Investor or such controlling Person may become subject to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor or such controlling Person.
               (b) To the fullest extent permitted by Law, the Investor will indemnify, defend and hold harmless the Company and any underwriter against any Losses to which the Company and any underwriter may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will pay any legal or other expenses reasonably incurred by the Company and any underwriter in connection with investigating or defending against any such Losses or proceedings; provided, however, that

(i) the indemnity obligation contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such Losses or proceedings if such settlement is effected without the written consent of the Investor (unless such settlement includes an unconditional release of the Investor from all Losses on claims that are the subject matter of any related proceeding), which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) in no event shall any indemnity under this Section 5.10(b) exceed the net proceeds from the registration actually received by the Investor.
          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PENSON WORLDWIDE, INC.

By:	/s/ Philip A. Pendergraft
Name:	Philip A. Pendergraft
Title:	Chief Executive Officer
Address:	1700 Pacific Avenue, Suite 1400
Dallas, TX 75201

SCHONFELD SECURITIES, LLC

By:	SCHONFELD GROUP HOLDINGS LLC
Manager

By:	/s/ Steven B. Schonfeld
Name:	Steven B. Schonfeld
Title:	Chief Executive Officer
Address:	One Jericho Plaza, Jericho, New York 11753

With a copy to:	Berkowitz, Trager & Trager, LLC 275 Madison Avenue – 36th Floor New York, New York 10016 Attn.: Steven T. Gersh, Esq.